EXHIBIT INDEX



Exhibit                                                 Page
Number           Description
          Number

23        Consent of Independent Auditors                19












































                        Page 18 of 19








        CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32697) pertaining to the Deferred Compensation Plan of Morrison Restaurants Inc. and in the related Prospectus of our Report dated April 20, 1994, with respect to the financial statements of the Morrison Restaurants Inc. Deferred Compensation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                  /s/ Ernst & Young
                                  Ernst & Young

Birmingham, Alabama
April 26, 1994


























                           Page 19